Exhibit 21

SUBSIDIARIES

NAME	JURISDICTION OF INCORPORATION	PERCENTAGE OWNERSHIP

Restaurant.com, Inc.	Delaware	100%

CardCash Exchange, Inc.	Delaware	100%